                           SHAREHOLDERS AGREEMENT
                           ----------------------



          THIS AGREEMENT is made this   24   day of November, 1993, by and
                                       -----
between N2, Inc., a California corporation (the "Company"), and Nicolas Nierenberg ("Purchaser", which term includes his or her heirs, executors, guardians, successors and assigns).

          WHEREAS, the Purchaser desires to purchase shares of common stock of the Company and the Company desires to sell shares of its common stock to the Purchaser, and

          NOW THEREFORE, IT IS HEREBY AGREED:

          1.  Sale of Stock. The Company shall sell to Purchaser and Purchaser
              -------------
shall purchase from the Company, subject to Section 4 hereof, One Million Five Hundred Thousand (1,500,000) shares of common stock of the Company (the "Stock") at a price of $0.0001 per share ("Purchase Price").

          2.  Payment of Purchase Price.
              -------------------------

              a. The Purchaser shall pay the Purchase Price for the Stock by delivering to the Company at the time of execution of this Agreement a check in the amount of $150.00.

          3.  Issuance of Shares. Upon receipt by the Company of the Purchase
              ------------------
Price for the Stock, the Company shall issue a duly executed certificate evidencing the Stock in the name of Purchaser, to be held in escrow until expiration of the Company's Purchase Option described in Section 4 below.

          4.  Purchase Option. The Stock shall be subject to the following
              ---------------
option ("Purchase Option"):

              a. In the event the Purchaser ceases to be continuously employed by the Company, or a parent or subsidiary of the Company, for any reason, with or without cause, the Company may exercise the Purchase Option. For the purpose of this Section 4, Purchaser's "continuous employment" shall cease when Purchaser ceases to be actively employed by the Company or a parent or subsidiary of the Company as determined by and in the sole discretion of the Board of Directors of the Company. A leave of absence (regardless of the reason therefor) shall constitute the cessation of Purchaser's active employment unless such leave is authorized by the Company in writing and Purchaser returns to work within the time specified in such authorization or in any amendment thereto. The date when continuous employment ceases is hereinafter referred to as the Termination Date.

          The Company shall have the right at any time within sixty (60) days after the later of the Termination Date or the date any approved leave terminates (if employee fails to return within the time specified) to purchase from the Purchaser at the price per share paid by Purchaser pursuant to this Agreement ("Option Price"), (i) at any time prior to the date Purchaser has completed 12 months of employment after June 6, 1993 (the "Commencement Date"), all the Stock, and (ii) thereafter, up to but not exceeding a percentage of the Stock equal to 100%, less 1.67% for each completed month of employment with the Company between the Commencement Date and the Termination Date, inclusive of both such dates. In addition to (i) and (ii) above, in the event of Purchaser's death or physical disability, the Company's Purchase Option shall terminate with respect to 10% of the Stock.

          Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment, for any reason, with or without cause.

          b. The Purchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in subsection 9(b), which notice shall specify the time, place and date for settlement of such purchase. The Company may pay for the shares of Stock it has elected to repurchase (i) by delivery to Purchaser or his or her executor of a check in the amount of the repurchase price for the Stock being repurchased, (ii) by cancellation by the Company of an amount of Purchaser's indebtedness to the Company or (iii) by a combination of (i) and
(ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. If exercised by the assignees pursuant to subsection 4(c), the Purchase Option shall be exercised by written notice signed by the exercising assignees and delivered or mailed as provided in subsection 9(b), which notice shall specify the time, place and date for settlement for such purchase. Such assignees shall pay for the shares of Stock they have elected to repurchase by delivery to Purchaser or his executor of a check in the amount of the repurchase price.

          c. In the event the Company for any reason elects not to exercise the Purchase Option pursuant to subsection 4(b), the Company may assign it, provided that the Purchase Option shall not extend beyond the 60 days described in subsection 4(a). In the event that the Company and such assignees do not elect to exercise the Purchase Option as to all of the shares of Stock subject to it, the Purchase Option shall expire as to all shares which the Company and such assignees have not elected to purchase.

          5.  Right of First Offer. Stock subject to the Purchase Option may not
              --------------------
be transferred. Before any shares of Stock registered in the name of Purchaser and not subject to the Purchase Option may be sold or transferred (including transfer by operation of law or other involuntary transfer and excluding transfers by gift, will or intestate succession of the Purchaser to the Purchaser's spouse or lineal descendants or ancestors of a trust for the benefit of such persons if the transferee agrees in writing in a form satisfactory to the Company to be subject to the terms of this Agreement) such shares shall first be offered to the Company in the following manner:

              a. The Purchaser or his or her transferee shall deliver a notice by certified mail ("Notice") to the principal business office of the Company stating (i) his or her bona fide intention to sell or transfer such shares, (ii) the number of such shares to be sold or transferred, and (iii) the price, if any, for which he or she proposes to sell or transfer such shares.

              b.  The Company shall have the right at any time within thirty
(30) days of receipt of the Notice to purchase some or all of the shares to which the Notice refers at the price per share specified in the Notice, or if no price is specified therein, at the fair market value thereof as determined by the Board of Directors in good faith. Said right shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in subsection 9(b), which notice shall specify the time, place and date for settlement of such purchase.

              c. In the event the Company does not, for any reason, exercise its right pursuant hereto the Company may assign such right, provided such right shall not extend beyond such 30-day period. If exercised by the assignees pursuant hereto, the right to purchase shall be exercised by written notice signed by the exercising assignees and delivered or mailed as provided in subsection 9(b) which notice shall specify the time, place and date for settlement of such purchase. Purchaser shall sell to the Company or such assignees the number of shares which either of them elect to purchase, such sale to be consummated within seventy-five (75) days after the date of the Notice.

              d. If some or all of the shares to which the Notice refers are not elected to be purchased, as provided in subsections 5(b) and 5(c) hereof, the Purchaser may sell such shares at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within seventy-five (75) days of the date of said Notice to the Company, and provided, further, that any such sale is in accordance with all the terms and conditions hereof. If Purchaser does not consummate the sale or transfer within such seventy-five (75) day period, the right provided hereby shall be deemed to be revived with respect to such shares and no sale or transfer shall be effected without first offering the shares in accordance herewith.

              e. Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.

              f. Notwithstanding the above, neither the Company nor the assignees of the Company shall have any right under this Section 5 at any time subsequent to the Closing of a bona fide, firm commitment underwritten public offering of the common stock of the Company pursuant to a Registration Statement declared effective under the Securities Act of 1933, as amended.

          6.  "Market Stand-Off" Agreement.
              ----------------------------

              a. In connection with any underwritten initial public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering, Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Stock without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no
                                               --------
event shall such period exceed one hundred-eighty (180) days.

              b. Purchaser shall be subject to the market stand-off provisions of this Section 6 provided and only if the officers and directors
                             -----------------
of the Company are also subject to similar arrangements.

              c. In the event any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Stock shall be immediately subject to the provisions of this Section 6 to the same extent the Stock is at such time covered by such provisions.

              d. In order to enforce the limitations of this Section 6, the Company may impose stop-transfer instructions with respect to the Stock until the end of the applicable stand-off period.

          7.  Representations and Warranties of Purchaser.
              -------------------------------------------

              a.  Investment Intent. This Agreement is made with Purchaser in
                  -----------------
reliance upon his or her representation to the Company, which by his or her acceptance hereof he or she confirms, that the Stock has been acquired with his or her own funds for investment for an indefinite period for his or her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he or she has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Stock.

              b.  Exemption from Registration. The Stock has not been registered
                  ---------------------------
under the Securities Act of 1933, as amended (the "1933 Act") and is being issued to Purchaser in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit plans such as this contract.

              c.  Restricted Securities. Purchaser hereby confirms that
                  ---------------------
Purchaser has been informed that the Stock is a restricted security under the 1933 Act and may not be resold or transferred unless the Stock is first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Stock for an indefinite period and that Purchaser is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Stock from the registration requirements of the 1933 Act. Upon the expiration of the ninety (90)-day period immediately following the date on which the Company first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Stock may be sold (without registration) pursuant to the applicable requirements of Rule 144. If Purchaser is at the time of such sale an affiliate of the Company for purposes of Rule 144 or was such an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market maker sale requirement and the requisite notice to the Securities and Exchange
Commission); however, the two-year holding period requirement of the Rule will not be applicable. If Purchaser is not at the time of the sale an affiliate of the Company nor was such an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market maker sale requirement for Stock held for less than three (3) years following payment in cash of the Purchaser Price therefor) will be applicable to the sale. Should the Company not become subject to the reporting requirements of the Exchange Act, then Purchaser may, provided he/she is not at the time an affiliate of the Company (nor was such an affiliate during the preceding three (3) months), sell the Stock (without registration) pursuant to paragraph (i) of Rule 144 after the Stock has been held for a period of three (3) years following the payment in cash of the Purchase Price for such shares.

              d.  Investment Experience. In connection with the investment
                  ---------------------
representations made herein Purchaser represents that he or she is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment, has the ability to bear the economic risks of his or her investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

              e.  Limitations on Disposition. Purchaser agrees that in no
                  --------------------------
event will he or she make a disposition of any of the Stock, unless and until
(a) he or she shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) he or she shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) such disposition will not require registration of such Stock under the Act, or (ii) that appropriate action necessary for compliance with the Act has been taken, or (c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph.

          The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock after the issuance, and prior to the repurchase, thereof.

              f.  Legends. All certificates representing any shares of Stock
                  -------
of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends:

                  (1) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT WHICH INCLUDES A REPURCHASE RIGHT, A MARKET STAND-OFF AGREEMENT AND A RIGHT OF FIRST REFUSAL ON THE SALE OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF N2, INC.

                  (2) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

                  (3) Any legend required to be placed thereon by applicable state securities laws.

          8.  Escrow of Shares.
              ----------------

              a.  Escrow Holder. The Stock issued under this Agreement shall
                  -------------
be held in escrow by the Secretary of the Company, as escrow holder ("Escrow Holder"), along with Assignment Separate from Certificate executed by Purchaser in blank in the form attached hereto as Exhibit A, until expiration of the Company's Purchase Option described in Section 4 above.

              b.  Instructions to Escrow Holder. The Escrow Holder is hereby
                  -----------------------------
directed to permit transfer of the Stock only in accordance with this Agreement or instructions signed by both parties. In the event that further instructions are desired by the Escrow Holder, he or she shall be entitled to rely upon directions executed by a majority of the authorized number of the Company's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his or her own judgment.

              c.  Transfer to Transferee. If the Company or any assignee
                  ----------------------
exercises its Purchase Option hereunder, then the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

              d.  Transfer to Purchaser. When the Purchase Option has been
                  ---------------------
exercised or expires unexercised or a portion of the Stock has been released from the Purchase Option, upon Purchaser's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Stock and shall deliver such certificate to Purchaser.

              e.  Rights of Purchaser. Subject to the terms hereof, Purchaser
                  -------------------
shall have all the rights of a shareholder with respect to such Stock while such shares are held in escrow, including without limitation the right to vote the Stock and receive any cash dividends declared thereon.

              f.  Deposit of Additional Stock. If, from time to time during
                  ---------------------------
the term of the Company's Purchase Option, there is (i) a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, (ii) any consolidation, merger or sale of all, or substantially all, of the assets of the Company, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his or her ownership of the Stock shall be immediately subject to this escrow, shall be deposited with the Escrow Holder, and shall be included in the word "Stock" for purposes of this Agreement, the Purchase Option and the right of first offer pursuant to
Section 5 with the same force and effect as the shares of Stock presently subject to this Agreement, the Purchase Option and the right of first offer. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted as determined by the Board of Directors of the Company.

          9.  Miscellaneous.
              -------------

              a.  Further Instruments and Actions. The parties agree to
                  -------------------------------
execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

              b.  Notices. Any notice required or permitted hereunder shall be
                  -------
given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or her address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

              c.  Governing Law. This Agreement is governed by the internal
                  -------------
law of California and shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon

Purchaser, his or her heirs, executors, administrators, guardians, successors and assigns.

              d.  Amendments and Waivers. This Agreement represents the entire
                  ----------------------
understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto and the Company's assignees pursuant to subsection 4(c) and Section 5 hereof, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

          10. California Commissioner of Corporations. THE SALE OF THE
              ---------------------------------------
SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION REQUIREMENT, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING APPLICABLE.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        N2, INC.


                                        By /s/ Nicolas Nierenberg
                                          _____________________________________


                                  Address:
                                          _____________________________________

                                          _____________________________________


                                        PURCHASER


                                        By /s/ Nicolas Nierenberg
                                          _____________________________________
                                           Nicolas Nierenberg


                                  Address:
                                          _____________________________________

                                          _____________________________________